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                                                                     EXHIBIT 5.1

                        [WOODBURN AND WEDGE LETTERHEAD]



                                  July 23, 2001


Belco Oil & Gas Corp.
767 Fifth Avenue, 46th Floor
New York, New York 10153

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Belco Oil & Gas Corp., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-4, File No. 333-64320, as amended (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of 56,464,519 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

         In connection with this opinion, we have examined the following documents:

         A. Articles of Incorporation of the Company, as amended to date, on file with the Nevada Secretary of State;

         B.       Bylaws of the Company, as amended to date;

         C. The Agreement and Plan of Merger, dated June 8, 2001, by and between Westport Resources Corporation, a Delaware corporation ("Westport"), and the Company (the "Merger Agreement");

         D. Form of Surviving Corporation's Articles of Incorporation attached as Exhibit 2.1 to the Merger Agreement (the "Surviving Corporation's Articles of Incorporation");

         E. Resolutions adopted by the Board of Directors of the Company authorizing, among other things, the Merger Agreement and the transactions contemplated therein (the "Merger"), including the registration and issuance of the Common Stock; and

         F.       The Registration Statement.


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Belco Oil & Gas Corp.
July 23, 2001
Page 2
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         Further, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

         Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada.

         2. The shares of Common Stock registered by the Registration Statement will be duly authorized and validly issued, and fully paid and non-assessable when (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) the Westport Board of Directors has duly and validly adopted and approved the Merger Agreement;
(iii) the requisite approval for consummation of the Merger shall have been obtained from the stockholders of the Company and Westport, as necessary; (iv) Westport and the Company shall have received all necessary regulatory approvals required to consummate the Merger; (v) the transactions contemplated by the Merger Agreement have been fully consummated in accordance with the terms of the Merger Agreement and the laws of the States of Nevada and Delaware; (vi) Articles of Merger, containing, among other things, the Surviving Corporation's Articles of Incorporation, shall have been duly filed with the Nevada Secretary of State and have become effective; (vii) the Merger shall have become effective under the laws of the State of Delaware; and (viii) the Common Stock will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and Merger Agreement.

         The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors rights generally and by general equitable or public policy principles.

         We have made such examination of law as in our judgment is necessary or appropriate for purposes of this opinion. We do not, however, purport to be qualified to pass upon, and express no opinion as to, federal law or the laws of any jurisdiction other than the laws of the State of Nevada (excluding therefrom principles of conflicts of laws, securities or blue sky laws, and laws of political subdivisions of such State).

         The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. This opinion is expressed as of the date hereof unless otherwise

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Belco Oil & Gas Corp.
July 23, 2001
Page 3

expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. These opinions may not be used or relied upon by any other person other than the law firm of Vinson & Elkins L.L.P., nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

         We hereby consent:

         1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

         2. To the statements with reference to our firm made in the Registration Statement; and

         3. To the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          WOODBURN AND WEDGE



                                          By: /s/ GREGG P. BARNARD
                                             -----------------------------------
                                                  Gregg P. Barnard